UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ]Soliciting Material Pursuant to §240.14a-12

PIONEER FLOATING RATE FUND, INC. (PHD) PIONEER HIGH INCOME FUND, INC. (PHT) (Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)Proposed maximum aggregate value of transaction:

5)Total fee paid:

[   ]Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

VictoryCapital®

PIONEER INVESTMENTS

A VICTORY CAPITAL® INVESTMENT FRANCHISE

STOCKHOLDER MEETING ADJOURNED TO AUGUST 20, 2025

PIONEER FLOATING RATE FUND, INC. (PHD)

PIONEER HIGH INCOME FUND, INC. (PHT)

Dear Valued Stockholder:

The Special Meeting of Stockholders of Pioneer Floating Rate Fund (PHD) and Pioneer High Income Fund (PHT), originally scheduled to occur on July 17, 2025, has been adjourned once again due to a lack of stockholder participation. The Special Meeting has been adjourned to August 20, 2025 to provide stockholders with additional time to vote. A large portion of your fellow stockholders have voted in support of the liquidation proposal. Your vote today will immediately stop all future communications involving this meeting.

OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THE PROPOSAL.

YOUR VOTE IS IMPORTANT!

PLEASE CAST YOUR VOTE NOW! YOUR VOTE NEEDS TO RECORDED PRIOR TO 11:59 PM ET.

The Board of Directors of each fund has recommended stockholders to vote “For” the proposed liquidation. We’d greatly appreciate your vote on this important proposal.

The polls are still open, so the opportunity to voice your opinion is now.

Information regarding the Special Meeting and the proposals can be found in the proxy statement. For assistance in voting your shares please call 1 (800) 622-1569.

PROXY VOTING OPTIONS

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.MAIL your signed and voted proxy back in the postage paid envelope provided

2.ONLINE at the website indicated on the enclosed voting form and follow the online instructions

3.LIVE with a representative when you call toll-free 1 (800) 622-1569 Monday through Friday

9a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.

ADJ2_2025_N

Shareholder NameAddress 1Address 2Address 3City, State, Zip

[FUND NAME]

IMPORTANT NOTICE – PLEASE CALL US TODAY

Dear Stockholder:

We’ve been trying to reach you about an important matter related to your investment in [Fund Name], and we need your assistance. Please contact us toll-free at (800) 622-1569 between Monday–Friday, 9 A.M. – 11 P.M. ET., and Saturday 10 A.M. – 6 P.M. ET. At the time of the call, please reference your Investor ID listed below.

INVESTOR ID: [unique EQ identifier]                  Security ID: [CUSIP]

Shares Owned: [share amount]

The call will only take a few moments of your time. We deeply appreciate your investment in the Fund. Thank you for your time and consideration.

Sincerely,

Thomas Dusenberry

President

OFFICIAL BUSINESS   This communication relates to an investment you own in a Pioneer Closed-End Fund through a broker, bank, or directly with the Fund.